Filed with the Securities and Exchange Commission on May        , 2006

Registration No. 333-96905

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 2

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ACT TELECONFERENCING, INC.

(Exact name of registrant as specified in its charter)

Colorado	7389	84-1132665
(State or other jurisdiction of incorporation)	(Primary standard industrial classification code number)	(I.R.S. Employer Identification Number)

1526 Cole Boulevard, Suite 300

Golden, Colorado 80401

(303) 233-3500

(Address and telephone number of principal executive offices)

Gene Warren

President & Chief Executive Officer

ACT Teleconferencing, Inc.

1526 Cole Boulevard, Suite 300

Golden, Colorado 80401

(303) 233-3500

(Name, address, and telephone number of agent for service)

Copies to:

William J. Campbell, Esq.

Faegre & Benson LLP

3200 Wells Fargo Center

1700 Lincoln Street

Denver, Colorado 80203

Phone: (303) 607-3500

Fax: (303) 607-3600

Approximate date of commencement of sale to the public: as soon as practicable following the effective date of this registration statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This registration statement contains a combined prospectus under Rule 429 promulgated under the Securities Act of 1933, which relates to the shares registered hereby, as well as to a registration statement originally filed on Form S-3, Commission file number 333-122739. Accordingly, upon effectiveness, this registration statement shall act as a post-effective amendment to such earlier registration statement as well as to this registration statement.

PROSPECTUS

ACT TELECONFERENCING

1,144,690 SHARES

COMMON STOCK

This is a public offering of 1,144,690 shares of ACT common stock by certain ACT shareholders. ACT will receive none of the proceeds from the sale of these shares. The shares will be sold, if at all, at prevailing market prices for our common stock or at prices negotiated by the selling shareholders.

The 1,144,690 shares offered will be issued to certain of the selling shareholders only if they exercise warrants for the purchase of shares of our common stock at a weighted average exercise price of $2.93 per share. If the selling shareholders exercise any of the warrants, we may receive proceeds in the amount of the exercise price of each warrant being exercised. See “Selling Shareholders” on page 2 and “Use of Proceeds” on page 3.

Our common stock is quoted on the Pink Sheets under the symbol ACTT. On May 4, 2006, the last reported sale price of our common stock was $0.10 per share.

INVESTING IN OUR COMMON STOCK INVOLVES RISKS. SEE “RISK FACTORS” IN OUR MOST RECENT ANNUAL REPORT ON FORM 10-K, WHICH IS INCORPORATED BY REFERENCE INTO THIS PROSPECTUS.

Neither the Securities Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

THIS PROSPECTUS IS DATED MAY         , 2006

FORWARD-LOOKING STATEMENTS

This prospectus contains certain forward-looking statements that involve risks and uncertainties. These statements refer to objectives, expectations, intentions, future events, or our future financial performance, and involve known and unknown risks, uncertainties, and other factors that may cause our actual results, level of activity, performance, or achievements to be materially different from any results expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by words such as “may,” “will,” “should,” “could,” “expect,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” “predict,” “potential,” and similar expressions. Our actual results could differ materially from those included in forward-looking statements. Factors that could contribute to these differences include those matters discussed in “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2005, filed with the Securities and Exchange Commission on April 17, 2006 and incorporated by reference in this prospectus.

In addition, such forward-looking statements necessarily depend on assumptions and estimates that may prove to be incorrect. Although we believe the assumptions and estimates reflected in such forward-looking statements are reasonable, we cannot guarantee that our plans, intentions, or expectations will be achieved. The information contained in this prospectus, including the section discussing risk factors, identifies important factors that could cause such differences.

The cautionary statements made in this prospectus are intended to be applicable to all forward-looking statements wherever they appear in this prospectus. We assume no obligation to update such forward-looking statements or to update the reasons that actual results could differ materially from those anticipated in such forward-looking statements.

PROSPECTUS SUMMARY

This summary highlights only selected information contained elsewhere in this prospectus. It does not contain all of the information that is important to you before investing in our common stock. To understand this offering fully, you should read the entire prospectus carefully, including the risk factors and financial statements included or incorporated by reference herein.

Overview

We are a full-service provider of audio, video, data and web-based conferencing services to businesses and organizations in North America, Europe and Asia Pacific. Our conferencing services enable our clients to cost-effectively conduct full service international conferences exchanging video, data and audio, by linking participants in geographically dispersed locations. We are present in nine countries with facilities in eight of these, and provide local access dial in access from a total of 60 countries. Our primary focus is to provide high quality conferencing services to organizations such as professional service firms, investment banks, high tech companies, law firms, investor relations firms, telecommunications companies and other domestic and multinational companies. Our global presence and the growth in the conferencing services market have allowed us to build a client base ranging from small business enterprises to Fortune 500 companies.

We were incorporated under the laws of Colorado in 1989 and commenced operations on January 2, 1990. Our headquarters are located at 1526 Cole Boulevard, Suite 300, Golden, Colorado, 80401 and our telephone number is (303) 233-3500. Our web site address is www.acttel.com. Information contained on our web site does not constitute part of this prospectus.

About This Offering

Common stock offered by selling shareholders	1,144,690 shares
Common stock to be outstanding after the offering, based on shares outstanding on May 4, 2006	17,941,338 shares
Trading symbol of common stock on Pink Sheets quotation service	ACTT

The total of 17,941,338 shares of common stock to be outstanding after this offering includes 1,144,690 shares to be issued, if at all, upon exercise by the selling shareholders of warrants to purchase shares of our common stock, and excludes:

•	5,569,633 shares of common stock issuable upon the exercise of options and warrants outstanding as of May 4, 2006, which are not held by the selling shareholders, at a weighted average exercise price of $2.12 per share;

•	942,000 shares reserved for issuance under our 2004 Equity Incentive Plan, and all predecessor stock option plans;

•	142,719 shares reserved for issuance under our 1998 Employee Stock Purchase Plan, as amended;

•	20,800,000 shares reserved for issuance upon conversion of 160,000 outstanding shares of Series AA Preferred Stock, not including an additional 900,000 shares of common stock underlying shares of Series AA Preferred Stock to be issued, if at all, upon exercise of warrants; and

•	additional shares of common stock to be issuable upon conversion of the outstanding Series AA Preferred Stock following scheduled quarterly increases to the stated value of such preferred stock, at a quarterly rate of 9.55%, compounded quarterly.

This is a continuous offering and is not underwritten. We cannot predict when or if the selling shareholders will exercise warrants entitling them to purchase and possibly sell shares underlying the warrants. The number of shares to be outstanding following this offering as stated above assumes that the selling shareholders exercise all warrants they hold for purchase of our common stock. Some of the warrants held by the selling shareholders may be exercised by surrender of shares of our common stock, including shares purchasable upon exercise of the applicable warrant, to us by the selling shareholder in payment of the exercise price of the warrant. In the event one or more selling shareholders elect to use this “cashless exercise” or “net exercise” feature, the number of shares outstanding will be less than the number stated above.

SELLING SHAREHOLDERS

The following table provides:

•	the name of each selling shareholder or selling shareholder group;

•	the number of shares beneficially owned by each selling shareholder or selling shareholder group prior to the offering and the percentage of our total outstanding common stock beneficially owned by such selling shareholders;

•	the number of outstanding shares of common stock being registered for resale by such selling shareholders;

•	the number of shares of common stock underlying warrants being registered for resale by such selling shareholders;

•	the total number of shares of common stock being registered for resale by such selling shareholders;

•	the exercise price of any warrants to purchase shares of common stock being registered for resale for such selling shareholders;

•	the expiration date of any warrants to purchase shares of common stock being registered for resale for such selling shareholders; and

•	the number of shares beneficially owned by each selling shareholder or selling shareholder group following this offering and the of our total outstanding common stock beneficially owned by such selling shareholders following this offering.

Beneficial ownership includes shares owned and shares that the shareholder has the right to acquire within 60 days.

Name of Selling Shareholder	Shares Beneficially Owned Before Offering		Shares Outstanding and Registered in Offering	Warrant Shares Registered in Offering	Total Shares Registered in Offering	Exercise Price of Warrants	Expiration Date of Warrants	Shares Beneficially Owned After Offering
	Number	%						Number	%
Deephaven Private Placement Ltd.(1)	492,611	2.4%	0	296,857	492,611	4.01	3/3/2010	0	*
				195,754		1.05	5/17/2007
Riverview Group, LLC.(2)	262,725	1.5%	0	158,323	262,725	4.01	3/3/2010	0	*
				104,402		1.05	5/17/2007
Omicron Master Trust(3)	164,203	*	0	98,952	164,203	4.01	3/3/2010	0	*
				65,251		1.05	5/17/2007
Midsummer Investment Ltd.(4)	109,469	*	0	65,968	109,469	4.01	3/3/2010	0	*
				43,501		1.05	5/17/2007
Belmont Park Investments, Inc.(5)	65,682	*	0	39,581	65,682	4.01	3/3/2010	0	*
				26,101		1.05	5/17/2007
Roth Capital Partners(6)	50,000	*	0	50,000	50,000	5.00	5/17/2007	0	*

	1,144,609		0	1,144,690	1,144,690

*   -   Indicates less than 1%

(1)	130 Cheshire Lane, Suite 102, Minnetonka, MN 55305. Deephaven Private Placement Trading Ltd. is a private investment fund that is owned by all of its investors and managed by Deephaven Capital Management LLC. Deephaven Capital Management LLC, of which Mr. Colin Smith is the fund manager, has voting and investment control over the shares listed below owned by Deephaven Private Placement Trading Ltd. Deephaven Capital Management LLC is an indirect subsidiary of Knight Trading Group, Inc.

(2)	666 5th Avenue, 8th Floor, New York, NY 10103. Dan Cardella exercises voting and investment control over these shares.

(3)	Omicron Capital, L.P., a Delaware limited partnership (“Omicron Capital”), serves as investment manager to

Omicron Master Trust, a trust formed under the laws of Bermuda (“Omicron”), Omicron Capital, Inc., a Delaware corporation (“OCI”), serves as general partner of Omicron Capital, and Winchester Global Trust Company Limited (“Winchester”) serves as the trustee of Omicron. By reason of such relationships, Omicron Capital and OCI may be deemed to share dispositive power over the shares of our common stock owned by Omicron, and Winchester may be deemed to share voting and dispositive power over the shares of our common stock owned by Omicron. Omicron Capital, OCI and Winchester disclaim beneficial ownership of such shares of our common stock. Omicron Capital has delegated authority from the board of directors of Winchester regarding the portfolio management decisions with respect to the shares of common stock owned by Omicron and, as of February 11, 2005, Mr. Olivier H. Morali and Mr. Bruce T. Bernstein, officers of OCI, have delegated authority from the board of directors of OCI regarding the portfolio management decisions of Omicron Capital with respect to the shares of common stock owned by Omicron. By reason of such delegated authority, Messrs. Morali and Bernstein may be deemed to share dispositive power over the shares of our common stock owned by Omicron. Messrs. Morali and Bernstein disclaim beneficial ownership of such shares of our common stock and neither of such persons has any legal right to maintain such delegated authority. No other person has sole or shared voting or dispositive power with respect to the shares of our common stock being offered by Omicron, as those terms are used for purposes under Regulation 13D-G of the Securities Exchange Act of 1934, as amended. Omicron and Winchester are not “affiliates” of one another, as that term is used for purposes of the Securities Exchange Act of 1934, as amended, or of any other person named in this prospectus as a selling stockholder. No person or “group” (as that term is used in Section 13(d) of the Securities Exchange Act of 1934, as amended, or the SEC’s Regulation 13D-G) controls Omicron and Winchester.

(4)	c/o Meridian Corporate Services Ltd, 73 Front Street, Hamilton HM 12, Bermuda. Michel Amsalem exercises voting and investment control over these shares.

(5)	Harbor House, 2nd Floor, Waterfront Drive, Roadtown, Tortola, British Virgin Islands. David Sims exercises voting and investment control over these shares.

(6)	24 Corporate Plaza, Newport Beach, CA 92660. Byron Roth exercises voting and investment control over these shares.

USE OF PROCEEDS

All of the shares sold in this offering will be sold by certain of our shareholders. We will not receive any proceeds from the sale by the selling shareholders of the shares offered in this prospectus.

The shares offered by the selling shareholders are shares underlying warrants held by the selling shareholders. Such warrants entitle the selling shareholders to purchase an aggregate of 1,144,690 shares of our common stock at a weighted average exercise price of $2.93 per share. In the event the selling shareholders exercise all of these warrants and pay the exercise price in cash, we would receive proceeds of $3,352,080. However, 709,681 of the warrants may be exercised using a cashless exercise feature, pursuant to which some of the warrants may be surrendered to us as payment of the exercise price for warrants being exercised. Therefore, it is possible that even if all of the warrants are exercised, we will receive cash proceeds upon exercise of the warrants that are less than $3,352,080. If all warrants that include a cashless exercise feature are exercised using the cashless exercise procedure, our total proceeds from the exercise of all of the warrants held by the selling shareholders would be approximately $456,759. We intend to use any proceeds we receive from the exercise of warrants for working capital and general corporate purposes.

Because the exercise price of the warrants exceeds the market price of our common stock as of the date of this prospectus, any eventual cash proceeds from exercise of the warrants are not likely to be realized in the near future.

PLAN OF DISTRIBUTION

The selling shareholders and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling shareholders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales;

•	broker-dealers may agree with the selling shareholder to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The selling shareholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling shareholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling shareholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling shareholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

Any of the selling shareholders may from time to time pledge or grant a security interest in some or all of the shares of common stock or warrants owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 amending the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus.

The selling shareholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling shareholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The selling shareholders have informed us that they do not have any agreement or understanding, directly or indirectly, with any person to distribute the common stock.

We are required to pay all fees and expenses incident to the registration of the shares, including $10,000 of fees and disbursements of special counsel for the selling shareholders. We have agreed to indemnify the selling shareholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We will not receive any proceeds from sales of any shares by the selling shareholders.

Shares issued upon the selling shareholders’ exercise of warrants to purchase our common stock will be issued directly by us to the selling shareholders. No brokerage commission or similar fee will be paid in connection with the issuance of these shares. We cannot ensure that the selling shareholders will exercise their warrants, or if they do that they will sell all or any portion of the shares offered in this prospectus.

LEGAL MATTERS

The legality of the issuance of shares offered hereby has been passed upon by Faegre & Benson LLP, Denver, Colorado.

EXPERTS

The consolidated financial statements as of December 31, 2004 and 2005, and for the years ended December 31, 2003, 2004, and 2005, incorporated by reference in this prospectus, have been audited by Hein & Associates LLP, as set forth in their report included herein. Such consolidated financial statements are incorporated herein by reference in reliance upon the reports of Hein & Associates LLP, given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

You should rely only on the information provided or incorporated by reference in this prospectus. We have not authorized anyone to provide you with any different information. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, these securities in any state where the offer or sale is prohibited. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of the document.

The Securities and Exchange Commission allows us to “incorporate by reference” information that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus. We incorporate by reference into this registration statement and prospectus the documents listed below:

•	Our annual report on Form 10-K for the year ended December 31, 2005, filed with the SEC on April 17, 2006;

•	Amendment to Form 10-K, filed with the SEC on Form 10-K/A on May 1, 2006;

•	our current reports on Form 8-K filed with the SEC on January 20, 2006, March 1, 2006, March 27, 2006, and April 6, 2006;

•	the description of our common stock set forth in our registration statement on Form 8-A, filed with the SEC on March 28, 1994; and

•	the description of the rights to purchase our Series B Junior Participating Preferred stock set forth in our registration statement on Form 8-A, filed with the SEC on December 7, 1999.

We will furnish without charge to any person, including any beneficial owner, to whom a prospectus is delivered, on written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents. You should direct any requests for documents to ACT Teleconferencing, Inc., Attention: Investor Relations, 1526 Cole Boulevard, Suite 300, Golden, Colorado 80401, telephone: (303) 233-3500. The documents incorporated by reference, and all other annual, quarterly and current reports and proxy statements we file with the SEC, are available on our Web site at http://www.acttel.com.

We file annual, quarterly and current reports, proxy statements, and other information with the SEC. You may read and copy any reports, statements, or other information on file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You can telephone the SEC at 1-800-SEC-0330 for information on the operation of the public reference room. Filings with the SEC can also be reviewed by accessing the SEC’s Web site at http://www.sec.gov.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the costs and expenses, other than agent’s commissions, payable by us in connection with the sale of common stock being registered. All amounts are estimates. The Securities and Exchange Commission filing fee was paid in connection with the original filing of the registration statements being amended hereby.

Legal fees and expenses	$7,500
SEC registration fee	—
Accounting fees and expenses	5,000
Printing and filing fees and expenses	1,000
Transfer agent fees and expenses	1,000
Miscellaneous	1,000

Total	$17,242

ITEM 14.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Colorado Business Corporation Act permits a corporation organized under it to indemnify its directors, officers, employees, and agents for various acts. Our articles of incorporation conform to the Colorado Business Corporation Act. Our articles of incorporation, and their amendments, are incorporated by reference as Exhibit 3.1 to this registration statement.

In general, we may indemnify any officer, director, employee, or agent against expenses, fines, penalties, settlements, or judgments arising in connection with a legal proceeding to which this person is a party because of such person’s status as an officer, director, employee, or agent of ours, if that person’s actions were in good faith, were believed to be in our best interest, and were not unlawful. Indemnification is mandatory with respect to a director or officer who was wholly successful in defense of a proceeding. In all other cases, indemnification of a director, officer, employee, or agent requires the board of directors independent determination, independent legal counsel’s determination, or a vote of the shareholders that the person to be indemnified met the applicable standard of conduct.

The circumstances under which indemnification is granted in connection with an action brought on our behalf are generally the same as those mentioned above. However, with respect to actions against directors, indemnification is granted only with respect to reasonable expenses actually incurred in connection with the defense or settlement of the action. In these actions, the person to be indemnified must have acted in good faith and in a manner the person reasonably believed was in our best interest; the person must not have been adjudged liable to us; and the person must not have received an improper personal benefit.

Indemnification may also be granted under the terms of agreements which may be entered into in the future according to a vote of shareholders or directors. In addition, we are authorized to purchase and maintain insurance which protects our officers and directors against any liabilities incurred in connection with their services in these positions. We may obtain an insurance policy in the future.

ITEM 15.	RECENT SALES OF UNREGISTERED SECURITIES

On August 19, 2005, we sold 80,400 shares of Series AA Preferred Stock for a gross purchase price of $8,040,000. The shares were purchased by Dolphin Direct Equity Partners L.P., with whom we entered into certain other transactions as described in the prospectus that is part of this registration statement under “Certain Relationships and Related Party Transactions.”

From August 31, 2004 to September 23, 2004, we sold a total of 1,680,900 shares of common stock, together with 336,178 warrants to purchase shares of our common stock. The total gross proceeds were $1,848,990. The shares of common stock were priced at $1.10 each, and the warrants are exercisable until September 3, 2009 at an exercise price of $1.50 per share. We also issued 161,366 warrants with an exercise price of $1.10 per share to the placement agent for this transaction. In addition, this transaction triggered an antidilution clause related to warrants we granted in 1999. The exercise price of these warrants decreased from $4.88 to $3.78 and the number of related warrants increased by 153,851.

On February 20, 2004, we sold 1,500,000 shares of common stock to an institutional purchaser at a purchase price of $2.20 per share, and issued 340,000 three-year warrants at an exercise price of $2.20 per share. Total proceeds of the sale were $3.3 million.

On January 15, 2004, we sold 2,100,000 shares of common stock to a private investment partnership. The purchase price was $1.05 per share, for total gross proceeds of $2.2 million. 210,000 five year warrants with an exercise price of $1.50 per share were issued to a placement agent for this sale. In connection with this transaction, we also issued an additional 659,681 warrants with an exercise price of $4.01 per share pursuant to antidilution provisions in warrants granted in connection with a preferred stock issuance in May, 2002.

On January 2, 2004, we issued an aggregate of 250,000 ten year warrants with an exercise price of $1.10 to existing note holders in conjunction with a debt restructuring.

On May 12, 2003 we entered into an agreement with certain investors to issue $7.308 million in senior secured subordinated notes, and 2,333,334 warrants to purchase our common stock. The warrants were issued to private investment partnerships and to a trust controlled by one of our directors. The warrants were to expire May 30, 2010. A personal trust controlled by James F. Seifert, one of our directors, contributed $1 million to the financing. The trust purchased $1.04 million principal amount of the notes and 333,333 warrants. The notes were repaid in August and October 2005, and the warrants were surrendered and cancelled.

In conjunction with the settlement of a lawsuit in September 2003, we issued 150,000 shares of common stock and 300,000 warrants to purchase common stock. The warrants are exercisable at $2.50 and expire on September 26, 2008.

The offers and sales of common stock, warrants to purchase common stock, and Series AA Preferred Stock were exempt from registration under the Securities Act of 1933 pursuant to Regulation D and Rule 506 promulgated thereunder. Each purchaser was an accredited investor as defined in Regulation D, and we did not engage in any general solicitation or advertising with regard to the sale of the securities or offer any such securities to the public. The issuances of additional warrants pursuant to antidilution provisions were exempt from registration under Section 3(a)(10) of the Securities Act of 1933 as exchange transactions with existing securityholders.

ITEM 16.	EXHIBITS

All exhibits are filed electronically or incorporated by reference.

Number	Description

3.1	Restated Articles of Incorporation of ACT Teleconferencing, Inc., dated April 15, 1996, as amended October 18, 1999, and November 26, 2001 (Incorporated by reference, attached as Exhibit 3.1 to our Registration Statement on Form S-1, filed with the Securities and Exchange Commission on December 3, 2001, File No. 333-74438).

3.1.1	Certificate of Designations, Preferences and Rights of Series B Junior Participating Preferred Shares, filed with the Colorado Secretary of State on December 2, 1999 (Incorporated by reference, attached as Exhibit A to Exhibit 1 to our Registration Statement on Form 8A, filed with the Securities and Exchange Commission on December 7, 1999, File No. 000-27560).

3.1.2	Articles of Amendment to Certificate of Designations, Preferences and Rights of Series B Junior Participating Preferred Shares, filed with the Colorado Secretary of State on February 6, 2004 (Incorporated by reference, attached as Exhibit 3.1.3 to our report on Form 10-K filed with the Securities and Exchange Commission on April 14, 2004, File No. 000-27560).

3.1.3	Articles of Amendment to Articles of Incorporation, filed with the Colorado Secretary of State on August 23, 2004 (Incorporated by reference, attached as Exhibit 3.1.3 to our report on Form 10-K filed with the Securities and Exchange Commission on April 17, 2006, File No. 000-27560).

3.1.4	Certificate of Designations, Preferences and Rights of Series AA Preferred Stock, including Statement of Correction, filed with the Colorado Secretary of State on August 16, 2005 (Incorporated by reference, attached as Exhibit 4.1 to our report on Form 8-K filed with the Securities and Exchange Commission on August 24, 2005, File No. 000- 27560).

3.1.5	Amendment to Articles of Incorporation filed with the Colorado Secretary of State on September 6, 2005 (Incorporated by reference, attached as Exhibit 3.1.5 to our report on Form 10-Q filed with the Securities and Exchange Commission on November 21, 2005, File No. 000-27560).

3.1.6	Statement of Correction to Articles of Incorporation, filed with the Colorado Secretary of State on January 12, 2006 (Incorporated by reference, attached as Exhibit 3.1.6 to our report on Form 10-K filed with the Securities and Exchange Commission on April 17, 2006, File No. 000-27560).

3.2	Bylaws of ACT, amended and restated as of May 22, 2001 (Incorporated by reference, attached as Exhibit 3.2 to our Form 10-Q for the quarter ended June 30, 2001, filed with the Securities and Exchange Commission on August 21, 2001, File No. 0-27560).

4.1	Form of specimen certificate for common stock of ACT (Incorporated by reference, attached as Exhibit 4.1 to our Registration Statement on Form SB-2, filed with the Securities and Exchange Commission on October 10, 1995, and amendments to our Form SB-2, File No. 33-97908-D).

4.2	Rights Agreement between ACT Teleconferencing, Inc. and American Securities Transfer & Trust, Inc. dated as of November 18, 1999 (Incorporated by reference, attached as Exhibit 1 to our Registration Statement on Form 8A, filed with the Securities and Exchange Commission on December 7, 1999, File No. 000-27560).

4.3	First Amendment to Rights Agreement between ACT Teleconferencing, Inc. and Computershare Trust Company, Inc., as successor to American Securities Transfer & Trust, Inc., dated as of June 30, 2005 (Incorporated by reference, attached as Exhibit 10.3 to our report on Form 8-K, filed with the Securities and Exchange Commission on July 8, 2005, File No. 000-27560).

5.1	Opinion of Faegre & Benson LLP on legality of securities offered (Previously filed as Exhibit 5.1 to the original filing of registration statement numbers 333-96905 and 333-122739).

5.2	Opinion of Faegre & Benson LLP on legality of securities offered.

10.1	Stock Option Plan of 1991, as amended, authorizing 400,000 shares of common stock for issuance under the plan (Incorporated by reference, attached as an Exhibit 10.1 to our Registration Statement on Form SB-2, filed with the Securities and Exchange Commission on October 10, 1995, and amendments to our Form SB-2, File No. 33-97908-D).

10.2	Form of Stock Option Agreement (Incorporated by reference, attached as Exhibit 10.2 to our Registration Statement on Form SB-2, filed with the Securities and Exchange Commission on October 10, 1995, and amendments to our Form SB-2, File No. 33-97908-D).

10.3	Stock Option Plan of 1996, as amended (Incorporated by reference, attached as Exhibit 4.6 to our Registration Statement on Form S-8, filed with the Securities and Exchange Commission on July 2, 1998, File 333-58403).

10.4	Employee Stock Purchase Plan of 1998, as amended and restated effective June 29, 2004 (Incorporated by reference, attached as Appendix C to our definitive proxy statement on Schedule 14A, filed with the Securities and Exchange Commission on April 29, 2004, File No. 000-27560).

10.5	Stock Option Plan of 2000, as amended (Incorporated by reference, attached as Exhibit 10.28 to our Registration Statement on Form S-1, filed with the Securities and Exchange Commission on December 3, 2001, File No. 333-74438).

10.6	ACT Teleconferencing, Inc. 2004 Equity Incentive Plan (Incorporated by reference, attached as Appendix B to our definitive proxy statement on Schedule 14A, filed with the Securities and Exchange Commission on April 29, 2004, File No. 000-27560).

10.7	Agreement for Videoconferencing Equipment and Services among ACT Videoconferencing, Inc. and the GTE Telephone Operating Companies named therein, dated October 1, 1998 (Incorporated by reference, attached as Exhibit 10.27 to our Form 10-QSB for the quarter ending September 30, 1998, filed with the Securities and Exchange Commission on November 16, 1998, File No. 000-27560).

10.8	Service order attachment signed March 15, 2001, between ACT Teleconferencing Services, Inc. and AT&T Corporation for the supply of domestic voice/data services (Incorporated by reference, attached as Exhibit 10.29 to our Registration Statement on Form S-1, filed with the Securities and Exchange Commission on December 3, 2001, File No. 333-74438).

10.9	Videoconference Services Agreement between ACT Videoconferencing and Bristol Meyers Squibb Company (Incorporated by reference, attached as Exhibit 10.42 to our report on Form 10-Q filed with the Securities and Exchange Commission on May 15, 2002, File No. 000-27560).

10.10	Note Agreement for Senior Secured Subordinated Notes among ACT Teleconferencing, Inc. and certain of its subsidiaries, and the investors named therein, dated May 12, 2003 (Incorporated by reference, attached as Exhibit 4.1 to our report on Form 8-K filed with the Securities and Exchange Commission on June 9, 2003, File No. 000-27560).

10.10.1	Seventh Amendment Agreement among ACT Teleconferencing, Inc. and certain of its subsidiaries and NewWest Mezzanine Fund, LP, KCEP Ventures II, L.P., Convergent Capital Partners, I, L.P., and James F. Seifert Management Trust, effective as of May 14, 2004, relating to Note Agreement dated as of May 12, 2003 (Incorporated by reference, attached as Exhibit 10.10.1 to our report on Form 10-K filed with the Securities and Exchange Commission on April 17, 2006, File No. 000-27560).

10.10.2	Eighth Waiver, Amendment and Forbearance Agreement among ACT Teleconferencing, Inc. and certain of its subsidiaries and NewWest Mezzanine Fund, LP, KCEP Ventures II, L.P., Convergent Capital Partners, I, L.P., James F. Seifert Management Trust, effective as of August 16, 2004, relating to Note Agreement dated as of May 12, 2003 (Incorporated by reference, attached as Exhibit 10.10.2 to our report on Form 10-K filed with the Securities and Exchange Commission on April 17, 2006, File No. 000-27560).

10.10.3	Ninth Waiver, Amendment and Forbearance Agreement among ACT Teleconferencing, Inc. and certain of its subsidiaries and NewWest Mezzanine Fund, LP, KCEP Ventures II, L.P., Convergent Capital Partners, I, L.P., and James F. Seifert Management Trust, effective as of November 12, 2004, relating to Note Agreement dated as of May 12, 2003 (Incorporated by reference, attached as Exhibit 10.2 to our report on Form 8-K filed with the Securities and Exchange Commission on November 19, 2004, File No. 000-27560).

10.10.4	Tenth Waiver, Amendment and Forbearance Agreement among ACT Teleconferencing, Inc. and certain of its subsidiaries and NewWest Mezzanine Fund, LP, KCEP Ventures II, L.P., Convergent Capital Partners, I, L.P., and James F. Seifert Management Trust, effective as of December 31, 2004, relating to Note Agreement dated as of May 12, 2003 (Incorporated by reference, attached as Exhibit 99.1 to our report on Form 8-K filed with the Securities and Exchange Commission on January 6, 2005, File No. 000-27560).

10.10.5	Eleventh Waiver, Amendment and Forbearance Agreement among ACT Teleconferencing, Inc. and certain of its subsidiaries and NewWest Mezzanine Fund, LP, KCEP Ventures II, L.P., Convergent Capital Partners, I, L.P., and James F. Seifert Management Trust, effective as of January 31, 2005, relating to Note Agreement dated as of May 12, 2003 (Incorporated by reference, attached as Exhibit 99.2 to our report on Form 8-K filed with the Securities and Exchange Commission on February 3, 2005, File No. 000-27560).

10.10.6	Twelfth Waiver, Amendment and Forbearance Agreement among ACT Teleconferencing, Inc. and certain of its subsidiaries and NewWest Mezzanine Fund, LP, KCEP Ventures II, L.P., Convergent Capital Partners, I, L.P., and James F. Seifert Management Trust effective as of March 4, 2005, relating to Note Agreement dated as of May 12, 2003 (Incorporated by reference, attached as Exhibit 99.1 to our report on Form 8-K filed with the Securities and Exchange Commission on March 23, 2005, File No. 000-27560).

10.10.7	Thirteenth Waiver, Amendment and Forbearance Agreement among ACT Teleconferencing, Inc. and certain of its subsidiaries and NewWest Mezzanine Fund, LP, KCEP Ventures II, L.P., Convergent Capital Partners, I, L.P., and James F. Seifert Management Trust, dated as of June 22, 2005, relating to

Note Agreement dated as of May 12, 2003 (Incorporated by reference, attached as Exhibit 10.2 to our report on Form 8-K filed with the Securities and Exchange Commission on July 8, 2005, File No. 000-27560).

10.11	Form of Warrant Agreement by and between ACT Teleconferencing, Inc. and CapEx, L.P. dated October 15, 2003 (Incorporated by reference, attached as Exhibit 4.1 to our Registration Statement on Form S-3 filed with the Securities and Exchange Commission on December 31, 2003, File No. 333-111657).

10.12	Form of Stock Purchase Agreement of January 8, 2004 with Barron Partners, L.P. (Incorporated by reference, attached as Exhibit 4.2 to our Registration Statement on Form S-3 filed with the Securities and Exchange Commission on February 13, 2004, File No. 333-112822).

10.13	Form of Registration Rights Agreement of January 8, 2004 with Barron Partners, L.P. (Incorporated by reference, attached as Exhibit 4.2 to our Registration Statement on Form S-3 filed with the Securities and Exchange Commission on February 13, 2004, File No. 333-112822).

10.14	Stock Purchase Warrant dated February 18, 2004 with Fuller and Thaler Behavioral Finance Fund, Ltd. (Incorporated by reference, attached as Exhibit 4.8 to amendment no. 1 to our Registration Statement on Form S-3/A filed with the Securities and Exchange Commission on March 15, 2004, File No. 333-112822).

10.15	Stock Purchase Warrant dated February 18, 2004 with Fuller and Thaler Behavioral Finance Fund, Ltd. (Incorporated by reference, attached as Exhibit 4.9 to amendment no. 1 to our Registration Statement on Form S-3/A filed with the Securities and Exchange Commission on March 15, 2004, File No. 333-112822).

10.16	Stock and Warrant Purchase Agreement among ACT Teleconferencing, Inc., Casimir Capital LLC, and investors as of September 2004 (Incorporated by reference, attached as Exhibit 99.1 to our report on Form 8-K filed with the Securities and Exchange Commission on August 31, 2004, File No. 000-27560).

10.17	Terms and Conditions for Purchase of Shares and Warrants between ACT Teleconferencing, Inc. as of September 2004 (Incorporated by reference, attached as Exhibit 99.2 to our report on Form 8-K filed with the Securities and Exchange Commission on August 31, 2004, File No. 000-27560).

10.18	Form of Stock Purchase Warrant between ACT Teleconferencing and Investors as of September 2004 (Incorporated by reference, attached as Exhibit 99.3 to our report on Form 8-K filed with the Securities and Exchange Commission on August 31, 2004, File No. 000-27560).

10.19	Form of Callable Warrant between ACT Teleconferencing, Inc. and Investors, issued September 3, 2004 (Incorporated by reference, attached as Exhibit 10.1 to our Registration Statement on Form S-3 filed with the Securities and Exchange Commission on February 11, 2005, File No. 333-122739).

10.20	Loan and Security Agreement with Silicon Valley Bank of November 19, 2004 (Incorporated by reference, attached as Exhibit 10.1 to our report on Form 8-K filed with the Securities and Exchange Commission on November 19, 2004, File No. 000-27560).

10.20.1	Forbearance and Amendment to Loan and Security Agreement between ACT Teleconferencing, Inc. and Silicon Valley Bank, dated May 31, 2005 (Incorporated by reference, attached as Exhibit 10.20.1 to our report on Form 10-K filed with the Securities and Exchange Commission on April 17, 2006, File No. 000-27560).

10.20.2	Second Forbearance, Consent and Amendment to Loan and Security Agreement among ACT Teleconferencing, Inc. and certain of its subsidiaries and Silicon Valley Bank dated July 22, 2005 (Incorporated by reference, attached as Exhibit 10.20.2 to our report on Form 10-K filed with the Securities and Exchange Commission on April 17, 2006, File No. 000-27560).

10.20.3	Third Forbearance to Loan and Security Agreement among ACT Teleconferencing, Inc. and certain of its subsidiaries and Silicon Valley Bank dated August 31, 2005 (Incorporated by reference, attached as Exhibit 10.20.3 to our report on Form 10-K filed with the Securities and Exchange Commission on April 17, 2006, File No. 000-27560).

10.20.4	Consent Under Loan and Security Agreement among ACT Teleconferencing, Inc., Dolphin Direct Equity Partners, LP, and Silicon Valley Bank dated October 31, 2005 (Incorporated by reference, attached as Exhibit 10.20.4 to our report on Form 10-K filed with the Securities and Exchange Commission on April 17, 2006, File No. 000-27560).

10.20.5	Fourth Forbearance and Amendment to Loan and Security Agreement among ACT Teleconferencing, Inc. and certain of its subsidiaries and Silicon Valley Bank dated October 31, 2005 (Incorporated by reference, attached as Exhibit 10.7 to our report on Form 8-K filed with the Securities and Exchange Commission on November 3, 2005, File No. 000-27560).

10.20.6	Fifth Forbearance and Amendment to Loan and Security Agreement among ACT Teleconferencing, Inc. and certain of its subsidiaries and Silicon Valley Bank dated December 29, 2005 (Incorporated by reference, attached as Exhibit 10.1 to our report on Form 8-K filed with the Securities and Exchange Commission on January 20, 2006, File No. 000-27560).

10.21	Form of Executive Severance Agreement between ACT Teleconferencing and certain of its officers as of May 2005 (Incorporated by reference, attached as Exhibit 10.1 to our report on Form 10-Q filed with the Securities and Exchange Commission on May 16, 2005, File No. 000-27560).

10.22	Securities Purchase Agreement between ACT Teleconferencing, Inc. and Dolphin Direct Equity Partners, LP dated June 30, 2005 (Incorporated by reference, attached as Exhibit 10.1 to our report on Form 8-K filed with the Securities and Exchange Commission on July 8, 2005, File No. 000-27560).

10.23	Investor Rights Agreement between ACT Teleconferencing, Inc. and Dolphin Direct Equity Partners, LP dated June 30, 2005 (Incorporated by reference, attached as Exhibit 10.3 to our report on Form 8-K filed with the Securities and Exchange Commission on August 24, 2005, File No. 000-27560).

10.23.1	Amendment to Investor Rights Agreement between ACT Teleconferencing, Inc. and Dolphin Direct Equity Partners. LP dated April 13, 2006 (Incorporated by reference, attached as Exhibit 10.23.1 to our report on Form 10-K filed with the Securities and Exchange Commission on April 17, 2006, File No. 000-27560).

10.24	Management Services Agreement between ACT Teleconferencing, Inc. and Dolphin Advisors, LLC, dated June 30, 2005 (Incorporated by reference, attached as Exhibit 10.4 to our report on Form 8-K filed with the Securities and Exchange Commission on August 24, 2005, File No. 000-27560).

10.25	Employment Agreement between ACT Teleconferencing, Inc. and Gene Warren dated August 19, 2005 (Incorporated by reference, attached as Exhibit 10.1 to our report on Form 8-K filed with the Securities and Exchange Commission on August 24, 2005, File No. 000-27560).

10.26	Form of Employment Agreement between ACT Teleconferencing, Inc. and executive officers, dated August 19, 2005 (Incorporated by reference, attached as Exhibit 10.2 to our report on Form 8-K filed with the Securities and Exchange Commission on August 24, 2005, File No. 000-27560).

10.27	Loan Agreement between ACT Teleconferencing, Inc. and Dolphin Direct Equity Partners, LP dated October 31, 2005 (Incorporated by reference, attached as Exhibit 10.1 to our report on Form 8-K filed with the Securities and Exchange Commission on November 3, 2005, File No. 000-27560).

10.28	Pledge Agreement between ACT Teleconferencing, Inc. and Dolphin Direct Equity Partners, LP dated October 31, 2005 (Incorporated by reference, attached as Exhibit 10.2 to our report on Form 8-K filed with the Securities and Exchange Commission on November 3, 2005, File No. 000-27560).

10.29	Security Agreement between ACT Teleconferencing, Inc. and Dolphin Direct Equity Partners, LP dated October 31, 2005 (Incorporated by reference, attached as Exhibit 10.3 to our report on Form 8-K filed with the Securities and Exchange Commission on November 3, 2005, File No. 000-27560).

10.30	Term Promissory Note between ACT Teleconferencing, Inc. and Dolphin Direct Equity Partners, LP dated October 31, 2005 (Incorporated by reference, attached as Exhibit 10.4 to our report on Form 8-K filed with the Securities and Exchange Commission on November 3, 2005, File No. 000-27560).

10.31	Subordination Agreement among ACT Teleconferencing, Inc., Dolphin Direct Equity Partners, LP, and Silicon Valley Bank dated October 31, 2005 (Incorporated by reference, attached as Exhibit 10.5 to our report on Form 8-K filed with the Securities and Exchange Commission on November 3, 2005, File No. 000-27560).

21	ACT Teleconferencing, Inc. subsidiaries (Incorporated by reference, attached as Exhibit 21 to our annual report on Form 10-K for the year ended December 31, 2002, filed with the Securities and Exchange Commission on April 15, 2003, File No. 000-27560).

23.1	Consent of Hein & Associates LLP

23.2	Consent of Faegre & Benson LLP (previously included in Exhibit 5.1 to original filing of registration statement numbers 333-96905 and 333-122739).

23.3	Consent of Faegre & Benson LLP included in Exhibit 5.2.

24	Power of Attorney (included in signature pages).

ITEM 17.	UNDERTAKINGS

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining any liability under the Securities Act of 1933 to any purchaser, each prospectus filed by the registrant pursuant to Rule 424(b) shall be deemed to be part of and included in the registration statement as of the date the filed prospectus was first used after effectiveness of the registration statement, provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of Golden, state of Colorado, May 5, 2006.

ACT TELECONFERENCING, INC.

Date: May 5, 2006	By:	/s/ Gene Warren
Gene Warren
Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Gene Warren and Carlos P. Salas, each or either of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below on the 5th day of May, 2006 by the following persons in the capacities indicated:

Signature	Title

/s/ Gene Warren Gene Warren	Principal and Chief Executive Officer (Principal Executive Officer, Interim Principal Financial and Accounting Officer, and Director)

/s/ Malcolm M. Aslin Malcolm M. Aslin	Director

/s/ Clarke H. Bailey Clarke H. Bailey	Director

/s/ Naomi J. Perry Naomi J. Perry	Director

/s/ Carlos P. Salas Carlos P. Salas	Director

/s/ Peter E. Salas Peter E. Salas	Director and Chairman of the Board

/s/ Michael W. Shepherd Michael W. Shepherd	Director

INDEX OF EXHIBITS

Number	Description
3.1	Restated Articles of Incorporation of ACT Teleconferencing, Inc., dated April 15, 1996, as amended October 18, 1999, and November 26, 2001 (Incorporated by reference, attached as Exhibit 3.1 to our Registration Statement on Form S-1, filed with the Securities and Exchange Commission on December 3, 2001, File No. 333-74438).

3.1.1	Certificate of Designations, Preferences and Rights of Series B Junior Participating Preferred Shares, filed with the Colorado Secretary of State on December 2, 1999 (Incorporated by reference, attached as Exhibit A to Exhibit 1 to our Registration Statement on Form 8A, filed with the Securities and Exchange Commission on December 7, 1999, File No. 000-27560).

3.1.2	Articles of Amendment to Certificate of Designations, Preferences and Rights of Series B Junior Participating Preferred Shares, filed with the Colorado Secretary of State on February 6, 2004 (Incorporated by reference, attached as Exhibit 3.1.3 to our report on Form 10-K filed with the Securities and Exchange Commission on April 14, 2004, File No. 000-27560).

3.1.3	Articles of Amendment to Articles of Incorporation, filed with the Colorado Secretary of State on August 23, 2004 (Incorporated by reference, attached as Exhibit 3.1.3 to our report on Form 10-K filed with the Securities and Exchange Commission on April 17, 2006, File No. 000-27560).

3.1.4	Certificate of Designations, Preferences and Rights of Series AA Preferred Stock, including Statement of Correction, filed with the Colorado Secretary of State on August 16, 2005 (Incorporated by reference, attached as Exhibit 4.1 to our report on Form 8-K filed with the Securities and Exchange Commission on August 24, 2005, File No. 000- 27560).

3.1.5	Amendment to Articles of Incorporation filed with the Colorado Secretary of State on September 6, 2005 (Incorporated by reference, attached as Exhibit 3.1.5 to our report on Form 10-Q filed with the Securities and Exchange Commission on November 21, 2005, File No. 000-27560).

3.1.6	Statement of Correction to Articles of Incorporation, filed with the Colorado Secretary of State on January 12, 2006 (Incorporated by reference, attached as Exhibit 3.1.6 to our report on Form 10-K filed with the Securities and Exchange Commission on April 17, 2006, File No. 000-27560).

3.2	Bylaws of ACT, amended and restated as of May 22, 2001 (Incorporated by reference, attached as Exhibit 3.2 to our Form 10-Q for the quarter ended June 30, 2001, filed with the Securities and Exchange Commission on August 21, 2001, File No. 0-27560).

4.1	Form of specimen certificate for common stock of ACT (Incorporated by reference, attached as Exhibit 4.1 to our Registration Statement on Form SB-2, filed with the Securities and Exchange Commission on October 10, 1995, and amendments to our Form SB-2, File No. 33-97908-D).

4.2	Rights Agreement between ACT Teleconferencing, Inc. and American Securities Transfer & Trust, Inc. dated as of November 18, 1999 (Incorporated by reference, attached as Exhibit 1 to our Registration Statement on Form 8A, filed with the Securities and Exchange Commission on December 7, 1999, File No. 000-27560).

4.3	First Amendment to Rights Agreement between ACT Teleconferencing, Inc. and Computershare Trust Company, Inc., as successor to American Securities Transfer & Trust, Inc., dated as of June 30, 2005 (Incorporated by reference, attached as Exhibit 10.3 to our report on Form 8-K, filed with the Securities and Exchange Commission on July 8, 2005, File No. 000-27560).

5.1	Opinion of Faegre & Benson LLP on legality of securities offered (Previously filed as Exhibit 5.1 to the original filing of registration statement numbers 333-96905 and 333-122739).

5.2	Opinion of Faegre & Benson LLP on legality of securities offered.

10.1	Stock Option Plan of 1991, as amended, authorizing 400,000 shares of common stock for issuance under the plan (Incorporated by reference, attached as an Exhibit 10.1 to our Registration Statement on Form SB-2, filed with the Securities and Exchange Commission on October 10, 1995, and amendments to our Form SB-2, File No. 33-97908-D).

10.2	Form of Stock Option Agreement (Incorporated by reference, attached as Exhibit 10.2 to our Registration Statement on Form SB-2, filed with the Securities and Exchange Commission on October 10, 1995, and amendments to our Form SB-2, File No. 33-97908-D).

10.3	Stock Option Plan of 1996, as amended (Incorporated by reference, attached as Exhibit 4.6 to our Registration Statement on Form S-8, filed with the Securities and Exchange Commission on July 2, 1998, File 333-58403).

10.4	Employee Stock Purchase Plan of 1998, as amended and restated effective June 29, 2004 (Incorporated by reference, attached as Appendix C to our definitive proxy statement on Schedule 14A, filed with the Securities and Exchange Commission on April 29, 2004, File No. 000-27560).

10.5	Stock Option Plan of 2000, as amended (Incorporated by reference, attached as Exhibit 10.28 to our Registration Statement on Form S-1, filed with the Securities and Exchange Commission on December 3, 2001, File No. 333-74438).

10.6	ACT Teleconferencing, Inc. 2004 Equity Incentive Plan (Incorporated by reference, attached as Appendix B to our definitive proxy statement on Schedule 14A, filed with the Securities and Exchange Commission on April 29, 2004, File No. 000-27560).

10.7	Agreement for Videoconferencing Equipment and Services among ACT Videoconferencing, Inc. and the GTE Telephone Operating Companies named therein, dated October 1, 1998 (Incorporated by reference, attached as Exhibit 10.27 to our Form 10-QSB for the quarter ending September 30, 1998, filed with the Securities and Exchange Commission on November 16, 1998, File No. 000-27560).

10.8	Service order attachment signed March 15, 2001, between ACT Teleconferencing Services, Inc. and AT&T Corporation for the supply of domestic voice/data services (Incorporated by reference, attached as Exhibit 10.29 to our Registration Statement on Form S-1, filed with the Securities and Exchange Commission on December 3, 2001, File No. 333-74438).

10.9	Videoconference Services Agreement between ACT Videoconferencing and Bristol Meyers Squibb Company (Incorporated by reference, attached as Exhibit 10.42 to our report on Form 10-Q filed with the Securities and Exchange Commission on May 15, 2002, File No. 000-27560).

10.10	Note Agreement for Senior Secured Subordinated Notes among ACT Teleconferencing, Inc. and certain of its subsidiaries, and the investors named therein, dated May 12, 2003 (Incorporated by reference, attached as Exhibit 4.1 to our report on Form 8-K filed with the Securities and Exchange Commission on June 9, 2003, File No. 000-27560).

10.10.1	Seventh Amendment Agreement among ACT Teleconferencing, Inc. and certain of its subsidiaries and NewWest Mezzanine Fund, LP, KCEP Ventures II, L.P., Convergent Capital Partners, I, L.P., and James F. Seifert Management Trust, effective as of May 14, 2004, relating to Note Agreement dated as of May 12, 2003 (Incorporated by reference, attached as Exhibit 10.10.1 to our report on Form 10-K filed with the Securities and Exchange Commission on April 17, 2006, File No. 000-27560).

10.10.2	Eighth Waiver, Amendment and Forbearance Agreement among ACT Teleconferencing, Inc. and certain of its subsidiaries and NewWest Mezzanine Fund, LP, KCEP Ventures II, L.P., Convergent Capital Partners, I, L.P., James F. Seifert Management Trust, effective as of August 16, 2004, relating to Note Agreement dated as of May 12, 2003 (Incorporated by reference, attached as Exhibit 10.10.2 to our report on Form 10-K filed with the Securities and Exchange Commission on April 17, 2006, File No. 000-27560).

10.10.3	Ninth Waiver, Amendment and Forbearance Agreement among ACT Teleconferencing, Inc. and certain of its subsidiaries and NewWest Mezzanine Fund, LP, KCEP Ventures II, L.P., Convergent Capital Partners, I, L.P., and James F. Seifert Management Trust, effective as of November 12, 2004, relating to Note Agreement dated as of May 12, 2003 (Incorporated by reference, attached as Exhibit 10.2 to our report on Form 8-K filed with the Securities and Exchange Commission on November 19, 2004, File No. 000-27560).

10.10.4	Tenth Waiver, Amendment and Forbearance Agreement among ACT Teleconferencing, Inc. and certain of its subsidiaries and NewWest Mezzanine Fund, LP, KCEP Ventures II, L.P., Convergent Capital Partners, I, L.P., and James F. Seifert Management Trust, effective as of December 31, 2004, relating to Note Agreement dated as of May 12, 2003 (Incorporated by reference, attached as Exhibit 99.1 to our report on Form 8-K filed with the Securities and Exchange Commission on January 6, 2005, File No. 000-27560).

10.10.5	Eleventh Waiver, Amendment and Forbearance Agreement among ACT Teleconferencing, Inc. and certain of its subsidiaries and NewWest Mezzanine Fund, LP, KCEP Ventures II, L.P., Convergent Capital Partners, I, L.P., and James F. Seifert Management Trust, effective as of January 31, 2005, relating to Note Agreement dated as of May 12, 2003 (Incorporated by reference, attached as Exhibit 99.2 to our report on Form 8-K filed with the Securities and Exchange Commission on February 3, 2005, File No. 000-27560).

10.10.6	Twelfth Waiver, Amendment and Forbearance Agreement among ACT Teleconferencing, Inc. and certain of its subsidiaries and NewWest Mezzanine Fund, LP, KCEP Ventures II, L.P., Convergent Capital Partners, I, L.P., and James F. Seifert Management Trust effective as of March 4, 2005, relating to Note Agreement dated as of May 12, 2003 (Incorporated by reference, attached as Exhibit 99.1 to our report on Form 8-K filed with the Securities and Exchange Commission on March 23, 2005, File No. 000-27560).

10.10.7	Thirteenth Waiver, Amendment and Forbearance Agreement among ACT Teleconferencing, Inc. and certain of its subsidiaries and NewWest Mezzanine Fund, LP, KCEP Ventures II, L.P., Convergent Capital Partners, I, L.P., and James F. Seifert Management Trust, dated as of June 22, 2005, relating to Note Agreement dated as of May 12, 2003 (Incorporated by reference, attached as Exhibit 10.2 to our report on Form 8-K filed with the Securities and Exchange Commission on July 8, 2005, File No. 000-27560).

10.11	Form of Warrant Agreement by and between ACT Teleconferencing, Inc. and CapEx, L.P. dated October 15, 2003 (Incorporated by reference, attached as Exhibit 4.1 to our Registration Statement on Form S-3 filed with the Securities and Exchange Commission on December 31, 2003, File No. 333-111657).

10.12	Form of Stock Purchase Agreement of January 8, 2004 with Barron Partners, L.P. (Incorporated by reference, attached as Exhibit 4.2 to our Registration Statement on Form S-3 filed with the Securities and Exchange Commission on February 13, 2004, File No. 333-112822).

10.13	Form of Registration Rights Agreement of January 8, 2004 with Barron Partners, L.P. (Incorporated by reference, attached as Exhibit 4.2 to our Registration Statement on Form S-3 filed with the Securities and Exchange Commission on February 13, 2004, File No. 333-112822).

10.14	Stock Purchase Warrant dated February 18, 2004 with Fuller and Thaler Behavioral Finance Fund, Ltd. (Incorporated by reference, attached as Exhibit 4.8 to amendment no. 1 to our Registration Statement on Form S-3/A filed with the Securities and Exchange Commission on March 15, 2004, File No. 333-112822).

10.15	Stock Purchase Warrant dated February 18, 2004 with Fuller and Thaler Behavioral Finance Fund, Ltd. (Incorporated by reference, attached as Exhibit 4.9 to amendment no. 1 to our Registration Statement on Form S-3/A filed with the Securities and Exchange Commission on March 15, 2004, File No. 333-112822).

10.16	Stock and Warrant Purchase Agreement among ACT Teleconferencing, Inc., Casimir Capital LLC, and investors as of September 2004 (Incorporated by reference, attached as Exhibit 99.1 to our report on Form 8-K filed with the Securities and Exchange Commission on August 31, 2004, File No. 000-27560).

10.17	Terms and Conditions for Purchase of Shares and Warrants between ACT Teleconferencing, Inc. as of September 2004 (Incorporated by reference, attached as Exhibit 99.2 to our report on Form 8-K filed with the Securities and Exchange Commission on August 31, 2004, File No. 000-27560).

10.18	Form of Stock Purchase Warrant between ACT Teleconferencing and Investors as of September 2004 (Incorporated by reference, attached as Exhibit 99.3 to our report on Form 8-K filed with the Securities and Exchange Commission on August 31, 2004, File No. 000-27560).

10.19	Form of Callable Warrant between ACT Teleconferencing, Inc. and Investors, issued September 3, 2004 (Incorporated by reference, attached as Exhibit 10.1 to our Registration Statement on Form S-3 filed with the Securities and Exchange Commission on February 11, 2005, File No. 333-122739).

10.20	Loan and Security Agreement with Silicon Valley Bank of November 19, 2004 (Incorporated by reference, attached as Exhibit 10.1 to our report on Form 8-K filed with the Securities and Exchange Commission on November 19, 2004, File No. 000-27560).

10.20.1	Forbearance and Amendment to Loan and Security Agreement between ACT Teleconferencing, Inc. and Silicon Valley Bank, dated May 31, 2005 (Incorporated by reference, attached as Exhibit 10.20.1 to our report on Form 10-K filed with the Securities and Exchange Commission on April 17, 2006, File No. 000-27560).

10.20.2	Second Forbearance, Consent and Amendment to Loan and Security Agreement among ACT Teleconferencing, Inc. and certain of its subsidiaries and Silicon Valley Bank dated July 22, 2005 (Incorporated by reference, attached as Exhibit 10.20.2 to our report on Form 10-K filed with the Securities and Exchange Commission on April 17, 2006, File No. 000-27560).

10.20.3	Third Forbearance to Loan and Security Agreement among ACT Teleconferencing, Inc. and certain of its subsidiaries and Silicon Valley Bank dated August 31, 2005 (Incorporated by reference, attached as Exhibit 10.20.3 to our report on Form 10-K filed with the Securities and Exchange Commission on April 17, 2006, File No. 000-27560).

10.20.4	Consent Under Loan and Security Agreement among ACT Teleconferencing, Inc., Dolphin Direct Equity Partners, LP, and Silicon Valley Bank dated October 31, 2005 (Incorporated by reference, attached as Exhibit 10.20.4 to our report on Form 10-K filed with the Securities and Exchange Commission on April 17, 2006, File No. 000-27560).

10.20.5	Fourth Forbearance and Amendment to Loan and Security Agreement among ACT Teleconferencing, Inc. and certain of its subsidiaries and Silicon Valley Bank dated October 31, 2005 (Incorporated by reference, attached as Exhibit 10.7 to our report on Form 8-K filed with the Securities and Exchange Commission on November 3, 2005, File No. 000-27560).

10.20.6	Fifth Forbearance and Amendment to Loan and Security Agreement among ACT Teleconferencing, Inc. and certain of its subsidiaries and Silicon Valley Bank dated December 29, 2005 (Incorporated by reference, attached as Exhibit 10.1to our report on Form 8-K filed with the Securities and Exchange Commission on January 20, 2006, File No. 000-27560).

10.21	Form of Executive Severance Agreement between ACT Teleconferencing and certain of its officers as of May 2005 (Incorporated by reference, attached as Exhibit 10.1 to our report on Form 10-Q filed with the Securities and Exchange Commission on May 16, 2005, File No. 000-27560).

10.22	Securities Purchase Agreement between ACT Teleconferencing, Inc. and Dolphin Direct Equity Partners, LP dated June 30, 2005 (Incorporated by reference, attached as Exhibit 10.1 to our report on Form 8-K filed with the Securities and Exchange Commission on July 8, 2005, File No. 000-27560).

10.23	Investor Rights Agreement between ACT Teleconferencing, Inc. and Dolphin Direct Equity Partners, LP dated June 30, 2005 (Incorporated by reference, attached as Exhibit 10.3 to our report on Form 8-K filed with the Securities and Exchange Commission on August 24, 2005, File No. 000-27560).

10.23.1	Amendment to Investor Rights Agreement between ACT Teleconferencing, Inc. and Dolphin Direct Equity Partners. LP dated April 13, 2006 (Incorporated by reference, attached as Exhibit 10.23.1 to our report on Form 10-K filed with the Securities and Exchange Commission on April 17, 2006, File No. 000-27560).

10.24	Management Services Agreement between ACT Teleconferencing, Inc. and Dolphin Advisors, LLC, dated June 30, 2005 (Incorporated by reference, attached as Exhibit 10.4 to our report on Form 8-K filed with the Securities and Exchange Commission on August 24, 2005, File No. 000-27560).

10.25	Employment Agreement between ACT Teleconferencing, Inc. and Gene Warren dated August 19, 2005 (Incorporated by reference, attached as Exhibit 10.1 to our report on Form 8-K filed with the Securities and Exchange Commission on August 24, 2005, File No. 000-27560).

10.26	Form of Employment Agreement between ACT Teleconferencing, Inc. and executive officers, dated August 19, 2005 (Incorporated by reference, attached as Exhibit 10.2 to our report on Form 8-K filed with the Securities and Exchange Commission on August 24, 2005, File No. 000-27560).

10.27	Loan Agreement between ACT Teleconferencing, Inc. and Dolphin Direct Equity Partners, LP dated October 31, 2005 (Incorporated by reference, attached as Exhibit 10.1 to our report on Form 8-K filed with the Securities and Exchange Commission on November 3, 2005, File No. 000-27560).

10.28	Pledge Agreement between ACT Teleconferencing, Inc. and Dolphin Direct Equity Partners, LP dated October 31, 2005 (Incorporated by reference, attached as Exhibit 10.2 to our report on Form 8-K filed with the Securities and Exchange Commission on November 3, 2005, File No. 000-27560).

10.29	Security Agreement between ACT Teleconferencing, Inc. and Dolphin Direct Equity Partners, LP dated October 31, 2005 (Incorporated by reference, attached as Exhibit 10.3 to our report on Form 8-K filed with the Securities and Exchange Commission on November 3, 2005, File No. 000-27560).

10.30	Term Promissory Note between ACT Teleconferencing, Inc. and Dolphin Direct Equity Partners, LP dated October 31, 2005 (Incorporated by reference, attached as Exhibit 10.4 to our report on Form 8-K filed with the Securities and Exchange Commission on November 3, 2005, File No. 000-27560).

10.31	Subordination Agreement among ACT Teleconferencing, Inc., Dolphin Direct Equity Partners, LP, and Silicon Valley Bank dated October 31, 2005 (Incorporated by reference, attached as Exhibit 10.5 to our report on Form 8-K filed with the Securities and Exchange Commission on November 3, 2005, File No. 000-27560).

21	ACT Teleconferencing, Inc. subsidiaries (Incorporated by reference, attached as Exhibit 21 to our annual report on Form 10-K for the year ended December 31, 2002, filed with the Securities and Exchange Commission on April 15, 2003, File No. 000-27560).

23.1	Consent of Hein & Associates LLP

23.2	Consent of Faegre & Benson LLP (previously included in Exhibit 5.1 to original filing of registration statement numbers 333-96905 and 333-122739).

23.3	Consent of Faegre & Benson LLP included in Exhibit 5.2.

24	Power of Attorney (included in signature pages).